                                                                  EXHIBIT 10.10


                                      LEASE

                                 BY AND BETWEEN

                         1245 TERRA BELLA PARTNERS, LLC
                     A CALIFORNIA LIMITED LIABILITY COMPANY

                                   AS LANDLORD

                                       AND

                       INTRABIOTICS PHARMACEUTICALS, INC.
                             A DELAWARE CORPORATION

                                    AS TENANT

                                 APRIL 30, 1997


                                       1.

                                      LEASE


     THIS LEASE, dated April 30, 1997, for references purposes only, is made by and between 1245 TERRA BELLA PARTNERS, LLC, a California limited liability company ("Landlord") and INTRABIOTICS PHARMACEUTICALS, Inc. a Delaware corporation ("Tenant"), to be effective and binding upon the parties as of the date the last designated signatories to this Lease shall have executed this Lease (the "Effective Date of this Lease").

                                    ARTICLE 1

                                    REFERENCE

     1.1 REFERENCES. All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

     TENANT'S ADDRESS FOR NOTICE:             Intrabiotics Pharmaceuticals, Inc.
     AFTER COMMENCEMENT DATE:                 1245 Terra Bella Avenue
                                              Mountain View, California  94043
                                              Attn:  Ken Kelley, President

     PRIOR TO COMMENCEMENT DATE:              816 Kifer Road
                                              Sunnyvale, California  94086
                                              Attn:  Ken Kelley, President

     LANDLORD'S ADDRESS FOR NOTICES:          c/o Menlo Equities LLC
                                              2180 San Hill Road
                                              Suite 100
                                              Menlo Park, California  94025

     LANDLORD'S REPRESENTATIVE:               Henry Bullock/Richard Holmstrom
     PHONE NUMBER:                            (415) 854-4421

     COMMENCEMENT DATE:                       July 15, 1997

     TERM:                                    Eighty-four months

     LEASE EXPIRATION DATE:                   Eighty-four (84) months from the
                                              Commencement Date, unless earlier
                                              terminated by Landlord in
                                              accordance with the terms of this
                                              Lease.

     OPTIONS TO RENEW:                        N/A

     FIRST MONTH'S PREPAID RENT:              $26,605, plus the sum of $2,504 as
                                              estimated triple net expenses.


                                       1.

     TENANT'S SECURITY DEPOSIT:               $175,000 in cash or Letter of
                                              Credit (See Section 3.7)

     LATE CHARGE AMOUNT:                      Five Percent (5%) of the
                                              Delinquent Amount.

     TENANT'S REQUIRED LIABILITY:             $2,000,000 Combined Single Limit

     LANDLORD'S BROKER(S):                    Industrial Property Associates

     TENANT'S BROKER:                         Ernst & Young, LLP & CB Madison

     PROPERTY:                                That certain real property
                                              situated in the City of Mountain
                                              View, Count of Santa Clara, State
                                              of California, as presently
                                              improved with one (1) building(s)
                                              (collectively, the "Building"),
                                              which real property is shown on
                                              the Site Plan attached hereto as
                                              EXHIBIT "A" and is commonly known
                                              as or otherwise described as
                                              follows: approximately 15,650
                                              square foot building located at
                                              1245 Terra Bella Avenue, Mountain
                                              View, California.

     BUILDING:                                That certain Building within the
                                              Property in which the Leased
                                              Premises are located, which
                                              Building is shown outlined on
                                              EXHIBIT "A" hereto.

     OUTSIDE AREAS:                           The "Outside Areas" shall mean
                                              all areas within the Property
                                              which are located outside the
                                              Building, such as pedestrian
                                              walkways, parking areas,
                                              landscaped areas, open areas
                                              and enclosed trash disposal
                                              areas.

     LEASED PREMISES:                         All the interior space within the
                                              Building and Outside Areas as
                                              shown on EXHIBIT "A".

     BASE MONTHLY RENT:                       The term "Base Monthly Rent" shall
                                              mean the following:

                                                     MONTH                  RENT
                                                     01-12               $26,605
                                                     13-24               $27,669
                                                     25-36               $28,776
                                                     37-48               $29,927
                                                     49-60               $31,124


                                       2.
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                                                     MONTH                  RENT
                                                     61-72               $32,369
                                                     73-84               $33,664

     USE:                                     Office and Research and
                                              Development

     EXHIBITS:                                The term "Exhibits" shall mean the
                                              Exhibits of this Lease which are
                                              described as follows:

                                              EXHIBIT "A"  -  Site Plan showing
                                                              the Property and
                                                              delineating the
                                                              Building in which
                                                              the Leased
                                                              Premises are
                                                              located.

                                              EXHIBIT "B"  -  Work Letter

                                              EXHIBIT "C"  -  Confidentiality
                                                              Agreement

                                              EXHIBIT "D"  -  Form of Letter
                                                              of Credit

                                              EXHIBIT "E"  -  Form of Landlord's
                                                              Waiver

                                              EXHIBIT "F"  -  Hazardous
                                                              materials
                                                              Management Plan

                                   ARTICLE 2

                      LEASED PREMISES, TERM AND POSSESSION

     2.1 DEMISE OF LEASED PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant's own use in the conduct of Tenant's business and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject to the conditions of this Lease, as the Leased Premises, reserving and excepting to Landlord the right to fifty percent (50%) of all assignment consideration and excess rentals as provided in
Article 7 below. Tenant's lease of the Leased Premises, together with the appurtenant right to use the Outside Areas as described in Paragraph 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws governing the use of the Leased Premises and the Property, (iii) all Private Restrictions, easements and other matters now of public record respecting the use of the Leased Premises and Property, and (iv) all reasonable rules and regulations from time to time established by Landlord. Tenant acknowledges that the area comprising the Leased Premises is as specified in Article 1 hereof and that such area shall not be reduced irrespectively of any subsequent recalculation of the area comprising the Leased Premises.


                                       3.

     2.2 RIGHT TO USE OUTSIDE AREAS. As an appurtenant right to Tenant's right to use and occupancy of the Leased Premises, Tenant shall have the right to use the Outside Areas in conjunction with its use of the Leased Premises solely for the purposes for which they were designated and intended and for no other purposes whatsoever. Tenant's right to so use the Outside Areas shall be subject to the limitations on such use as set forth in Article 1 and shall terminate concurrently with any termination of this Lease.

     2.3 LEASE COMMENCEMENT DATE AND LEASE TERM. The term of this Lease shall begin on the Commencement Date, as set forth in Article 1 (the "Lease Commencement Date"). The term of this Lease shall in all events end on the Lease Expiration Date (as set forth in Article 1). The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the "Lease Term").

     2.4 DELIVERY OF POSSESSION. Landlord shall deliver to Tenant possession of the Leased Premises at such time as the improvement Work (as defined in Paragraph 2.5 below) is substantially completed pursuant to the Work Letter, provided that Tenant shall have the right to occupy the office portion only upon completion of those improvements, but Tenant shall not in any way occupy the lab area until its completion. If Landlord is unable to so deliver possession of the Leased Premises to Tenant in the agreed condition on or before the Commencement Date, Landlord shall not be in default under this Lease, nor shall this Lease be void, voidable or cancelable by Tenant until the lapse of one hundred twenty
(120) days after the Commencement Date (the "delivery grace period"). The delivery grace period above set forth shall be extended for such number of days as Landlord may be delayed in delivery possession of the Leased Premises to Tenant by reason of FORCE MAJEURE (as defined in Section 13.9 hereof) or the action or inaction of Tenant. If Landlord is unable to deliver possession of the Leased Premises in the agreed condition to Tenant within the described delivery grace period (including any extension thereof by reason of FORCE MAJEURE or the actions or inactions of Tenant), then Tenant's sole remedy shall be to terminate this Lease, and in no event shall Landlord be liable in damages to Tenant for such delay. Tenant may not terminate this Lease at any time after the date Landlord notifies Tenant that the Leased Premises have been put into the agreed condition and re available for delivery to Tenant, unless Landlord's notice is not given in good faith. If Landlord has not substantially completed the Improvement Work and delivered possession of the Premises to Tenant prior to the expiration of ninety (90) days from the Commencement Date (including any extension thereof by reason of FORCE MAJEURE or the actions or inactions of Tenant), then in addition to Tenant's right to terminate this Lease upon expiration of the delivery grace period, as set forth hereinabove, Tenant shall be entitled to one free day of Base Rent for each day past such date that the Premises are so delivered to Tenant; unless tenant has terminated this Lease upon expiration of the delivery grace period.

     2.5 PERFORMANCE OF IMPROVEMENT WORK; ACCEPTANCE OF POSSESSION. Landlord shall, pursuant to the work letter attached to and made a part of this Lease as EXHIBIT "B" (the "Work Letter"), perform the work and make the installations in the Leased Premises substantially as set forth in the Work Letter (such work and installations hereinafter referred to as the "Improvement Work"). All Improvement Work shall be constructed in accordance with all applicable government laws, rules, regulations and codes. Without limiting the foregoing, Landlord agrees to deliver in good working order the roof surface (which shall be replaced by Landlord) and all existing plumbing, lighting, heating, ventilating and air conditioning systems


                                       4.

within the Leased Premises. Landlord shall (i) construct a new facade on the exterior surface of the Building with new windows and a new entry in accordance with the plans and specifications approved pursuant to the Work Letter, (ii) install new landscaping at the front of and at the eastern side of the Building,
(iii) resurface and restripe the parking lot, and (iv) repaint the exterior of the Building. If any dispute arises as to whether the Leased Premises are substantially completed and ready for Tenant's occupancy, a certificate furnished by the Construction manager (as defined in the Work Letter) certifying the date of substantial completion shall be conclusive of that fact and date and binding upon Landlord and Tenant. It is agreed that by occupying the Leased Premises, Tenant formally accepts same and acknowledges that the Leased Premises are in the condition called for hereunder, subject to normal punchlist items specified by Tenant to Landlord in writing within thirty (30) days of such occupancy and subject to the limited warranty of Landlord set forth in the Work Letter. Tenant shall have the right to retain, at Tenant's sole cost, and independent inspector, subject to Landlord's approval which will not be unreasonably withheld, for purposes of preparation of the punchlist.

     2.6 SURRENDER OF POSSESSION. Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant's signs from the exterior of the Building and shall remove all of Tenant's equipment, trade fixtures, furniture, supplies, wall decorations and other person property from within the Leased Premises, the Building and the Outside Areas, and shall vacate and surrender the Leased Premises, the Building, the Outside Areas and the Property to Landlord in the same condition, broom clean, as existed at the Lease Commencement Date, reasonable wear and tear excepted. Tenant shall repair all damage to the Leased Premises, the exterior of the Building and the Outside Areas caused by Tenant's removal of Tenant's property. Tenant shall patch and refinish, to Landlord's reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord's approval or not. Tenant shall repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings to the reasonable satisfaction of Landlord. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the Outside Areas and, where necessary, replace or resurface same. Tenant shall not be required to remove the initial Improvement Work to the extent such Improvement Work relates to non-specialized improvements or alterations installed on Tenant's behalf, such improvements shall remain on the Leased Premises upon expiration or prior termination of this Lease unless Landlord elects to require that Tenant at its sole cost remove such improvements, in which event Tenant shall remove such improvements and shall repair all damage caused by such removal. Landlord agrees upon specific written request by Tenant at the time Tenant shall submit its final improvement drawings for approval by Landlord to notify Tenant in writing which such Improvement Work Landlord will require Tenant to remove from the Premises upon expiration of the Lease Term pursuant to the foregoing. Notwithstanding anything to the contrary hereinabove, Tenant shall have the right to remove any trade fixtures and other personal property belonging to Tenant that do not constitute permanently installed fixtures, as well as the lab benches and items set forth in
Section 6.2 attached hereto. If the Leased Premises, the Building, the Outside Areas and the Property are not surrendered to Landlord in the condition required by this paragraph at the expiration or sooner termination of this Lease, Landlord may, at Tenant's expense, so remove Tenant's signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant's expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in


                                       5.

returning the Leased Premises, the Building and the Outside Areas to the required condition, together with interest on all costs so incurred from the date paid by landlord at the then maximum rate of interest not prohibited or made usurious by law until paid. Tenant shall pay to Landlord the amount of all costs so incurred plus such interest thereon, within ten (10) days of Landlord's billing Tenant for same. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any actual claims made by any succeeding Tenant or any losses to Landlord with respect to lost opportunities to lease to succeeding tenants.

                                   ARTICLE 3

                    RENT, LATE CHARGES AND SECURITY DEPOSITS

     3.1 BASE MONTHLY RENT. Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand, deduction or offset, in advance on the first day of each calendar month, the amount set forth as "Base Monthly Rent" in Article 1 (the "Base Monthly Rent"). Subject to the provisions of Section 2.4, Base Monthly Rent shall commence on the Lease Commencement Date regardless of whether Landlord has completed the Improvement Work by such date.

     3.2 ADDITIONAL RENT. Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent and to the extent not required by Landlord to be contracted for and paid directly by Tenant, Tenant shall pay to Landlord as additional rent (the "Additional Rent") the following amounts:

          (a) An amount equal to all Property Operating Expenses (as defined in Article 13) incurred by Landlord. Payment shall be made by whichever of the following methods (or combination of methods) is (are) from time to time designated by Landlord:

               (i) Landlord may forward invoices or bills for such expenses to Tenant, and Tenant shall, no later than ten (10) days prior to the due date, pay such invoices or bills and deliver satisfactory evidence of such payment to Landlord, and/or

               (ii) Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, the amount of such expenses (or group of expenses) as paid or incurred by Landlord, and Tenant shall pay to Landlord the amount of such expenses within ten (10) days after receipt of a written bill therefor from Landlord, and/or

               (iii) Landlord may deliver to Tenant Landlord's reasonable estimate of any given expense (such as Landlord's Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred from the ensuring calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent.

                                       6.

Landlord reserves the right to change from time to time the methods of billing Tenant for any given expense or group of expenses or the periodic basis on which such expenses are billed.

          (b) Landlord's share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7.

          (c) Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

          (d) Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

Notwithstanding the foregoing, Landlord may elect by written notice to Tenant to have Tenant pay Real Property Taxes or any portion thereof directly to the applicable taxing authority, in which case Tenant shall make such payments and deliver satisfactory evidence of payment to Landlord no later than ten
(10) days before such Real Property Taxes become delinquent.

     3.3 YEAR-END ADJUSTMENTS. If Landlord shall have elected to bill Tenant for the Property Operation Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Paragraph 3.2(a)(iii) above, Landlord shall furnish to Tenant within three months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment. If such year-end statement shall how that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within ten days from Landlord's billing of same to Tenant. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

     3.4 LATE CHARGE, AND INTEREST ON RENT IN DEFAULT. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses. Therefor, except as hereinafter provided, if any installment of Base Monthly Rent is not received by landlord from Tenant within ten (10) calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article 1 as the "Late Charge Amount," and if any Additional Rent is not received by Landlord within ten (10) calendar days after same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to 5% of the Additional Rent not so paid. Notwithstanding the foregoing, Landlord agrees to provide Tenant with a one time written notice of any default in the payment of Base Monthly Rent or Additional Rent and if Tenant shall cure such default within five (5) days of delivery of such written notice, no late charge shall be payable hereunder. Landlord shall not thereafter be obligated to deliver any

                                       7.

written notice to Tenant hereunder before a late charge shall become due. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of ten (10) calendar days, then, subject to the one-time notice right set forth hereinabove and in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said tenth (10th) day (or upon expiration of five (5) days from the one-time written notice provided by Landlord pursuant to the foregoing) at the then maximum rate of interest not prohibited or made usurious by Law until paid.

          3.5 PAYMENT OF RENT. Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.

     3.6 PREPAID RENT Tenant shall, upon execution of this Lease, pay to Landlord the amount set forth in Article 1 as "First Month's Prepaid Rent" as prepayment of rent for credit against the first payment of Base Monthly Rent due hereunder.

     3.7      SECURITY DEPOSIT; LETTER OF CREDIT.

          (a) Upon execution hereof, Tenant shall deposit with Landlord an irrevocable letter of credit in form acceptable to Landlord and issued by an institutional lender acceptable to Landlord, in the amount set forth in
Article 1 as the "Security Deposit," as security for the prompt and complete performance by Tenant of the obligations and terms of this Lease to be performed by Tenant, and not as prepayment of rent (the "Letter of Credit"). The Letter of Credit shall (i) show Landlord as the account party, (ii) have a term of not less than twelve (12) months, (iii) be renewed from time to time during the period that the Letter or Credit must be maintained pursuant to this Section 5.2 (such renewals to be fore a period of not less than twelve (12) months and in the amounts required hereby), and (iv) be in the form attached hereto as EXHIBIT "D." The term "Letter of Credit" shall, for the purposes of this Lease, include any replacement or renewal Letter of Credit.

          (b) Landlord may upon demand draw upon the Letter of Credit and Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease; (ii) to repair damage to the Leased Premises, the Building

                                       8.

or the Outside Areas caused or permitted to occur by Tenant, except to the extent covered by any insurance proceeds received by Landlord under its casualty insurance policy; (iii) to clean and restore and repair the Leased Premises, the Building or the Outside Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2, except for items which Landlord would be obligated to repair under Section 5.1(b) upon expiration of the Lease term unless any such damage is caused by Tenant, and (iv) to remedy any other default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant's behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant's request to the Leased Premises. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum. If Tenant fails to promptly restore the Security Deposit and if Tenant shall have paid to Landlord any sums as "Last Month's Prepaid Rent," Landlord may, in addition to any other remedy Landlord may have under this Lease, reduce the amount of Tenant's Last Month's Prepaid Rent by transferring all or portions of such Last Month's Prepaid Rent to Tenant's Security Deposit until such Security Deposit is restored to the amount set forth in Article 1. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord's ordinary business and shall not be required to segregate it from Landlord's general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building or the Property during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of
Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code
Section 1950.7 to the contrary) a period of ninety (90) days following a surrender of the Leased Premises by Tenant to Landlord within which to inspect the Leased Premises, make required restorations and repairs, receive and verify workmen's billings therefor, and prepare a final accounting with respect to the Security Deposit. In no event shall the Security Deposit or any portion thereof, be considered prepaid rent.

                                   ARTICLE 4

                     USE OF LEASED PREMISES AND OUTSIDE AREA

     4.1 PERMITTED USE. Tenant shall be entitled to use the Leased Premises solely for the "Permitted Use" as set forth in Article 1 and for no other purpose whatsoever. Tenant shall continuously and without interruption use the Leased Premises for such purpose for the entire Lease Term. Any discontinuance of such use for a period of sixty (60) consecutive calendar days shall be, at Landlord's election, a default by Tenant under the terms of this Lease. Landlord may elect upon request by Tenant to extend the period of any vacation of the Premises by Tenant, in Landlord's sole and absolute discretion ,and in such event may require Tenant to provide reasonable security for the Premises. Tenant shall have the right to use the Outside Areas in conjunction with its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever.

                                       9.

     4.2 GENERAL LIMITATIONS ON USE. Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Outside Areas or the Property which does or could (i)jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not operate any equipment within the Leased Premises which does or could (i) injure, vibrate or shake the leased Premises or the Building, (ii) damage, overload or impair the efficient operation of any electrical, plumbing, heating, ventilating or air conditioning systems within or servicing the Leased Premises or Building, or (iii) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building. Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the building, and Tenant shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling, walls or roof of the Leased Premises. Notwithstanding the preceding sentence, Tenant may make penetrations of the roof and exterior walls and place equipment upon the roof to the extent such penetrations and equipment are reasonably required in connection with Tenant's installation of hoods and equipment required for Tenant's laboratory operations and further provided that (i) Tenant delivers written notice to Landlord not less than five (5) business days prior to making any such penetrations or installations specifying the scope of work to be completed and the reasons for making any exterior penetrations, (ii) Tenant fully repairs any damage resulting from any penetration and restores the Building (including the roof and roof membrane) to a good and watertight condition, (iii) Tenant pays all costs incurred in connection with such work, (iv) such work and the improvements installed comply with all Laws and Private Restrictions (as defined herein), (v) any such equipment, antennae and other installations are not visible from the exterior of the Building, and (vi) no such penetration or installation adversely affects the structural integrity of the Building. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Except for equipment located on a separate pad located outside the Building to be constructed at Tenant's sole cost (and shown on plans and specifications approved by Landlord as provided in the Work Letter), Tenant shall not use any of the Outside Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises. Tenant shall not commit nor permit to be committed and waste in or about the Leased Premises, the Building, the Outside Areas or the Property.

     4.3 NOISE AND EMISSIONS. All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties. All dust, fumes, odors and other emissions generated by Tenant's use of the leased Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Building, the Outside Areas or the Property or any component part thereof or the property of adjacent property owners.

     4.4 TRASH DISPOSAL. Tenant shall provide trash bins or other adequate garbage disposal facilities within the trash enclosure areas provided or permitted by Landlord outside the

                                       10.

Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Tenant shall cause such trash, garbage and waste to be regularly removed from the Property in a clean, safe and neat condition free and clear of all trash, garbage, waste and/or boxes, pallets and containers containing same at all times.

     4.5 PARKING. Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Outside Areas or on any portion of the Property. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. If Tenant or its employees park any vehicle within the Property in violation of these provisions, then Landlord may, upon prior written notice to Tenant giving Tenant one (1) day (or any applicable statutory notice period, if longer than one (1) day) to remove such vehicle(s), in addition to any other remedies Landlord may have under this Lease, charge Tenant , as Additional Rent, and Tenant agrees to pay, as Additional Rent, the cost of towing such vehicle.

     4.6 SIGNS. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises, except in accordance with the rules, ordinances and regulations of the City of Mountain View. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any business identification sign which is visible from the exterior or the Leased Premises until Landlord shall have approved in writing and in its sole discretion the location, size, content, design, method of attachment and material to be used in the making of such sign; PROVIDED, HOWEVER, that so long as such signs are normal and customary business directional or identification signs within the Building, Tenant shall not be required to obtain Landlord's approval. Any sign, once approved by Landlord, shall be installed at Tenant's sole cost and expense and only in strict compliance with Landlord's approval, using a person approved by Landlord to install same. Landlord may remove any signs (which have not been approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Building, the Outside Areas or the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface (upon which such sign was so affixed) to its original condition. Tenant shall remove all of Tenant's signs, repair any damaged caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord's reasonable satisfaction, upon the termination of this Lease.

     4.7 COMPLIANCE WITH LAWS AND PRIVATE RESTRICTIONS. Subject to the limitations on Tenant's responsibility for Hazardous Materials as set forth in Section 4.11 and Tenant's obligations under Section 6.3, Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Private Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Outside Areas or the Property, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant's failure to so abide, observe, or comply. The indemnity provision of this paragraph shall survive the expiration or sooner termination of this Lease.

                                       11.

     4.8 COMPLIANCE WITH INSURANCE REQUIREMENTS. With respect to any insurance policies required to permitted to be carried by landlord in accordance with the provision of this Lease, copies of which have been or will, upon Tenant's written request therefor, be provide to Tenant, Tenant shall not conduct nor permit any other person to conduct any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Building, the Outside Areas or the Property which (i) is prohibited under the terms of any such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

     4.9 LANDLORD'S RIGHT TO ENTER. Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant reasonable notice and subject to Tenant's reasonable security and environmental health, safety measures and requirements (including execution of Tenant's Confidentiality Agreement, a copy of which is attached hereto as Exhibit C) for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or tenants; (iii) making necessary alterations, additions or repairs; and (iv) performing any of Tenant's obligations when Tenant has failed to do so. Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to Tenant's reasonable security measures (including execution of Tenant's Confidentiality Agreement, a copy of which is attached hereto as Exhibit C), for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (i) inspecting the exterior of the Building and Outside Areas; (ii) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least thirty days' prior written notice of any work to be performed on the Leased Premises); and (iii) supplying any services to be provided by Landlord. Any entry into the Leased Premises or the Outside Areas obtained by Landlord in accordance with this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof.

     4.10 USE OF OUTSIDE AREAS. Tenant, in its use of the Outside Areas, shall at all times keep the Outside Areas in a safe condition free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas) inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Outside Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use.

     4.11     HAZARDOUS MATERIALS; ENVIRONMENTAL PROTECTION.

                                       12.

     (a) As used herein, the term "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of "hazardous substances," "hazardous materials," "hazardous waste," "hazardous chemical substance or mixture," "imminently hazardous chemical substance or mixture," "toxic substances," "hazardous air pollutant," "toxic pollutant," or "solid waste" in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. Section 9601 ET SEQ., (b) Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 ET SEQ., (c) Federal Water Pollution Control ("FWPCA"), 33 U.S.C. Section 1251 ET SEQ.,
(d) Clean Air Act ("CAA"), 42 U.S.C. Section 7401 ET SEQ., (e) Toxic Substances Control Act ("TSCA"), 14 U.S.C. Section 2601 ET SEQ., (f) Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, ET SEQ., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act ("California Superfund"), Cal. Health & Safety Code Section 25300 ET SEQ., (h) California Hazardous Waste Control Act, Cal. health & Safety Code Section 25100 ET SEQ.,
(i) Porter-Cologne Water Quality Control Act ("Porter-Cologne Act"), Cal. Water Code Section 13000 ET SEQ., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety Code Section 25220 ET SEQ., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), Cal. Health & Safety Code
Section 25249.5 ET SEQ., (l) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety Code Section 25280 ET SEQ., (m) Air Resources Law, Cal. Health & Safety Code Section 39000 ET SEQ., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules. Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or factions thereof, (iii) asbestos, (iv) polychlorinted biphenyls, (v) flammable expolsives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

     (b) Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of Hazardous Materials; PROVIDED, HOWEVER, that Tenant shall not be responsible for contamination of the Leased Premises by Hazardous Materials existing as of the date the Leased Premises are delivered to Tenant (whether before or after the Scheduled Delivery Date) unless caused by Tenant. Tenant shall not store, use or dispose of any Hazardous Materials except for those hazardous materials listed in a Hazardous Materials management plan ("HMMP") which Tenant shall deliver to Landlord upon execution of this Lease and update at least annually with Landlord ("Permitted Materials") which may be used, stored and disposed of provided (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable Laws, (ii) such Permitted Materials shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP, and (iii) Tenant shall provide Landlord with copies of all material safety data sheets and other documentation required under applicable Laws in

                                       13.

connection with Tenant's use of Permitted Materials as and when such documentation is provided to any regulatory authority having jurisdiction. In no event shall Tenant cause or permit to be discharged into the plumbing or sewage system of the Building or onto the land underlying or adjacent to the Building any Hazardous Materials. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's storage, use and/or disposal of Hazardous Materials. If the presence of Hazardous Materials on the Leased Premises caused or permitted by Tenant results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials. At any time prior to the expiration of the Lease Term if Tenant has a reasonable basis to suspect that there has been any release or the presence of Hazardous Materials in the ground or groundwater on the Premises which did not exist upon commencement of the Lease Term, Tenant shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination in excess of permitted levels has occurred as a result of Tenant's use of the Leased Premises. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Leased Premises any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials. Tenant's obligation hereunder shall survive the termination of the Lease.

          (c) Upon termination or expiration of the Lease, Tenant at its sole expense shall cause all Hazardous Materials placed in or about the Leased Premises, the Building and/or the Property by Tenant, its agents, contractors, or invitees, and all installations (whether interior or exterior) made by or on behalf of Tenant relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the Property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant. Tenant shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Property and shall take all other action as may be required to complete the closure of the Building and the Property. In addition, prior to vacating the Premises, Tenant shall undertake and submit to Landlord an environmental site assessment from an environmental consulting company reasonably acceptable to Landlord which site assessment shall evidence Tenant's compliance with this Paragraph 4.11.

          (d) At any time prior to expiration of the Lease Term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Tenant's reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant's business at the Leased Premises, Landlord shall have the right to enter in and upon the Property, Building and Leased Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Tenant's use thereof. Landlord shall furnish copies of all such test results and report to Tenant and, at Tenant's option and cost, shall permit split sampling for testing and analysis by Tenant.

                                       14.

Such testing shall be at Tenant's expense if landlord has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or groundwater in, on, under, or about the Property, the Building or the Leased Premises, which has been caused by or resulted from the activities of Tenant, its agents, contractors, or invitees.

          (e) Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

     4.12 RULES AND REGULATIONS. In the event IntraBiotics Pharmaceuticals, Inc. is no longer the sole tenant of the Leased Premises, Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of the Leased Premises and the Outside Areas for the care and orderly management of the Property. Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations. A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property. Tenant with any reports of studies in Landlord's possession relating to Hazardous Materials on the Property, provided that Tenant shall keep all such reports and studies strictly confidential.

                                   ARTICLE 5

                  REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

     5.1 REPAIR AND MAINTENANCE. Except in the case of damage to or destruction of the Leased Premises, the Building, the Outside Areas or the Property caused by an act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building, the Outside Areas, and the Property.

          (a) TENANT'S OBLIGATIONS. Except for Landlord's obligations under
Section 5.1(b), Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair, and replace when necessary, every part of the Leased Premises, including, without limiting the generality of the foregoing, (i) all windows (including glazing), plate glass doors and skylights, (ii) all electrical wiring, conduits, connectors and fixtures,
(iii) all plumbing, automatic fire extinguishers and sewage systems serving the Building and the Outside Areas, including all pipes, sprinklers, sinks, toilets, faucets and drains, (iv) all lighting fixtures, bulbs and lamps, (v) all parts of the heating, ventilation and air-conditioning system the "HVAC System") serving the Building, including all ducts, pipes, vents, compressors, fans, air handlers, thermostats, time clocks, boilers, heaters and supply and return gills serving the Building, (vi) all operating systems, elevators, appliances and equipment serving the Building, (vii) all fixtures, interior

                                       15.

walls, wall coverings, partitioning, ceilings and ceiling tiles, and exterior surface of the exterior walls, (viii) the roof membrane, including flashing and caulking, and (ix) all landscaping and parking areas, including maintenance, patching, resealing, repairing and restriping of the parking areas. Tenant, if requested to do so by Landlord, shall hire, at Tenant's sole cost and expense, a licensed heating, ventilating and air conditioning contractor to regularly and periodically (not less frequently than every three months) inspect and perform required maintenance on the HVAC System serving the Leased Premises, or alternatively, Landlord may, at its election, contract in its name with Tenant jointly for such regular and periodic inspections of and maintenance on such heating, ventilating and air conditioning equipment and systems and charge to Tenant, as Additional Rent, the cost thereof, Tenant, if requested to do so by Landlord, shall hire, at Tenant's sole cost and expense, a licensed roofing contractor to regularly and periodically (not less frequently than every six months) inspect and perform required maintenance on the roof of the Leased Premises, or alternatively, Landlord may, at its election, contract in its own name for such regular and periodic inspections of and maintenance on the roof and charge to Tenant, as Additional Rent, the cost thereof. Tenant shall, at all times during the Lease Term, keep the outside Areas in a clean and safe condition. Tenant shall regularly and periodically sweep and clean the driveways and parking areas. Tenant shall, at its sole cost and expense, repair all damaged to the leased Premises, the Building, the Outside Areas or the Property caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damages, except to the extent covered by any insurance proceeds received by landlord under its casualty insurance policy. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this paragraph within a reasonable period or time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same. All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant's expense with glass of the same kind, size and quality.

          (B) LANDLORD'S OBLIGATION. Landlord shall, at all times during the Lease Term, maintain in good condition and repair the foundation, roof structure, the structural portion of load-bearing and exterior walls of the Building. Landlord shall have the right, in its sole discretion, upon written notice to Tenant to assume the obligation to maintain the Outside Areas and exterior surface of the exterior walls of the Building. The provisions of this subparagraph (b) shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3 (to the extent permitted pursuant to Article 3), the costs incurred by Landlord in performing such maintenance and/or making such repairs.

     5.2 UTILITIES. Tenant shall arrange at its sole cost and expense and in its own name, for the supply of gas and electricity to the Leased Premises. In the event that such services are not separately metered, Tenant shall, at its sole expense, cause such meters to be installed. Landlord shall maintain the water meter(s) in its own name; PROVIDED, HOWEVER, that if at any time during the Lease Term Landlord shall require Tenant to put the water service in Tenant's name, Tenant shall do so at Tenant's sole cost. Tenant shall be responsible for determining if the local supplier of water, gas and electricity can supply the needs of Tenant and whether or not the existing water, gas and electrical distribution systems within the Building and the Leased Premises are adequate for Tenant's needs. Tenant shall be responsible for determining if the

                                       16.

existing sanitary and storm sewer systems now servicing the Leased Premises and the Property are adequate for Tenant's needs. Tenant shall pay all charges for water, gas, electricity and storm and sanitary sewer services as so supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord's or Tenant's name.

     5.3 SECURITY. Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Outside Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant's property or Tenant's employees, invitees or contractors. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same.

     5.4 ENERGY AND RESOURCE CONSUMPTION. Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems with the Property provided Landlord does not interfere with the conduct of Tenant's laboratory activities conducted from the Premises, and/or
(ii) in order to comply with the requirements and recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

     5.5 LIMITATION OF LANDLORD'S LIABILITY. Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant's property or loss of Tenant's business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord's failure to provide security services or systems within the Property for the protection of the Leased Premises, the Building or the Outside Areas, or the protection of Tenant's property or Tenant's employees, invitees, agents or contractors, or (ii) Landlord's failure to perform any maintenance or repairs to the Leased Premises, the Building, the Outside Areas or the Property until Tenants shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Outside Areas or the Property from whatever cause (other than Landlord's sole active negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord).

                                   ARTICLE 6

                          ALTERATIONS AND IMPROVEMENTS

     6.1 BY TENANT. Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval shall not be

                                       17.

unreasonably withheld. All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at tenant's expense (including all permit fees and governmental charges related thereto), using a licensed contractor first approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefor. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by landlord, Tenant shall have obtained contingent liability and broad form builder's risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any modification, alterations or improvements whatsoever to the Outside Areas or the exterior or structural components of the Building including, without limitation, any cuts or penetrations in the floor, roof or exterior walls of the leased Premises. As used in this Article, the term "modifications, alterations and/or improvements" shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like. Notwithstanding the foregoing, Tenant, without Landlord's prior written consent, shall be permitted to make non-structural alterations to the Building, PROVIDED THAT: (a) such alterations do not exceed $10,000 individually or $50,000 in the aggregate, (b) Tenant shall timely provide Landlord the notice required pursuant to Paragraph 4.9 above, and (c) Tenant shall notify Landlord in writing within thirty (30) days of completion of the alteration and deliver to Landlord a set of the plans and specifications therefor, either "as built" or marked to show construction changes made. Tenant shall, upon Landlord's request, remove all alterations at the termination of the Lease and restore the Leased Premises to their condition prior to such alteration; PROVIDED, HOWEVER, that Tenant may request by written notice to Landlord prior to making any alteration whether Landlord shall require Tenant to remove such alteration upon termination of the Lease. In such event, Landlord shall be deemed to have approved Tenant's surrender within thirty (30) days of such written request by Tenant indicating that Landlord will require removal of such alteration upon termination of the Lease.

     6.2 OWNERSHIP OF IMPROVEMENTS. All modifications, alterations and improvements made or added to the Leased Premises by Tenant (other than Tenant's inventory, equipment, movable furniture, wall decorations, trade fixtures, lab benches and those items listed on SCHEDULE 6.2 hereof, which Tenant shall have the right from time to time to update and revise upon written notice to Landlord) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord's written approval first obtained in accordance with the provisions of Paragraph 6.1 above. At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures, shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of

                                       18.

such modifications, alterations or improvements in accordance with the provisions of Article 2, in which case Tenant shall so remove same. Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by landlord and/or at Landlord's expense shall be deemed real property and a part of the Leased Premises and shall be property of Landlord. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.

     6.3 ALTERATIONS REQUIRED BY LAW. Tenant shall make all modifications, alterations and improvements to the Leased Premises, at its sole cost, that are required by any Law because of (i) Tenant's use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, (ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's making of any modifications, alterations or improvements to or within the Leased Premises. If Landlord shall, at any time during the Lease Term, be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Property, the cost incurred by landlord in making such modifications, alterations or improvements, including interest at a rate equal to the greater of (a) 12%, or (b) the sum of that rate quoted by Wells Fargo Bank, N.T. & S.A. from time to time as its prime rate, plus two percent (2%) ("Wells Prime Plus Two"), shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting principles, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost.

     6.4 LIENS. Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against Tenant's interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten days after the same has been recorded. Tenant's failure to do so shall be conclusively deemed a material default under the terms of this Lease. Notwithstanding the foregoing, Tenant shall be allowed to create consensual security interests in equipment purchased or leased by Tenant and installed in the Leased Premises ("Financed Equipment"), and Landlord shall waive any statutory or other lien rights that it may have in such Financed Equipment in favor of the lender or lessor ("Equipment Financier") providing financing for the acquisition of the Financed Equipment, subject to satisfaction of each of the following: (i) such waiver shall be evidenced in a written waiver in form and substance satisfactory to Landlord, (ii) Tenant and the Equipment Financier each shall agree that it shall repair any damage and restore the Leased Premises to their prior condition upon the removal from the Leased Premises of any Financed Equipment and, if required by Landlord, shall post bonds or other security to secure such obligation, (iii) the Equipment Financier shall deliver written notice to Landlord not less than five (5) business days prior to any entry upon the Leased Premises by such Equipment Financier or its employees, agents or contractors, and (iv) no auction or sale of the Financed Equipment shall be conducted from the Leased Premises. Landlord hereby approves the form of waiver of Tenant rights attached hereto as Exhibit E.

                                       19.

                                   ARTICLE 7

                       ASSIGNMENT AND SUBLETTING BY TENANT

     7.1 BY TENANT. Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease, whether voluntarily or by operation of law, without Landlord's prior written consent which shall not be unreasonably withheld. Any attempted subletting or assignment without Landlord's prior written consent, at landlord's election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provisions of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant's interest in this Lease. Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

          (a)  the proposed assignee or sublessee is a governmental agency;

          (b) in Landlord's reasonable judgment, the use of the Premises by the proposed assignee or sublessee would involve occupancy by other than primarily general office or software engineering personnel, would entail any alterations which would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord;

          (c) in Landlord's reasonable judgment, the financial worth of the proposed assignee does not meet the credit standards applied by Landlord;

          (d) the proposed assignee or sublessee (or any of its affiliates) has been in material default under a lease, has been in litigation with a previous landlord, or in the ten years prior to the assignment or sublease has filed for bankruptcy protection, has been the subject of an involuntary bankruptcy, or has been adjudged insolvent;

          (e) Landlord has experienced a previous default by or is in litigation with the proposed assignee or sublessee;

          (f) in Landlord's reasonable judgment, the Premises, or the relevant part thereof, will be used in a manner that will violate any negative covenant as to use contained in this Lease;

          (g) the use of the Premises by the proposed assignee or sublessee will violate any applicable law, ordinance or regulation;

          (h) the proposed assignee or sublessee is, as of the date of this Lease, a tenant in the Building;

          (i) the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this
Article 7;

                                       20.

          (j) Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three or more occasions during the 12 months preceding the date that Tenant shall request consent; or

          (k) in the case of a subletting of less than the entire Premises, if the subletting would result in the division of the Premises into more than two subparcels or would require improvements to be made outside of the Premises.

     7.2 MERGER OR REORGANIZATION. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, shall be deemed a voluntary assignment of Tenant's interest in this Lease. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease. Notwithstanding the foregoing, the provisions of this Section 7.2 shall not apply to Tenant if (a) it is a corporation the stock of which is listed on a national securities exchange (as this market, or (b) Tenant merges with or into another corporation so long as (i) Tenant gives written notice to Landlord prior to the effective date of such merger, (ii) the surviving corporation has (and Tenant provides Landlord prior to the effective date of such merger, (ii) the surviving corporation and (and Tenant provides Landlord with financial statements confirming that the surviving corporation has) a net worth of not less than the greater of (A) the net worth of Tenant as of the date of this Lease, or
(B) the net worth of Tenant immediately prior to the effective date of such merger, and (iii) the surviving entity executes an assumption of lease or other documentation acceptable to Landlord confirming that the surviving entity has assumed and agrees to perform its obligations under and is bound by the terms of this Lease.

     7.3 LANDLORD'S ELECTION. If Tenant shall desire to assign its interest under the Lease or to sublet the Leased Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least thirty
(30) days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the property assignee's or sublessee's intended use of the Leased Premises, current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request. Landlord shall have a period of ten (10) business days following receipt of such notice and the required information within which to do one of the following (i) consent to such requested assignment or subletting subject to Tenant's compliance with the conditions set forth in Paragraph 7.4 below, or
(ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused, or (iii) terminate this Lease as to the portion (including all) of the Leased Premises that is the subject of the proposed assignment or subletting. During such ten
(10) business day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary relevant information which Landlord may

                                       21.

reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee. If Landlord shall elect to terminate this Lease pursuant to the foregoing Tenant shall have ten (10) business days after receipt of Landlord's written notice hereunder to notify Landlord in writing that Tenant elects not to sublease or assign its interest under this lease and therefore to reinstate the lease.

     7.4 CONDITIONS TO LANDLORD'S CONSENT. If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment or subletting made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment or subletting but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee or sublessee. The conditions are as follows:

          (a) Landlord having approved in form and substance the assignment or sublease agreement and any ancillary documents, which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

          (b) Each such sublessee or assignee having agreed, in writing satisfactory to landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to space being subleased.

          (c) Tenant shall not be under any existing event of default under the terms of this Lease.

          (d) Tenant having reimbursed to Landlord all reasonable costs and reasonable attorneys' fees incurred by Landlord (provided such attorneys fees shall not exceed One Thousand Dollars ($1,000)) in conjunction with the processing and documentation of any such requested subletting or assignment.

          (e) Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement or assignment agreement (as applicable) and all related agreements.

          (f) Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent (50%) of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant's behalf or for Tenant's benefit for such assignment or subletting as follows:

                 (i) If Tenant assigns it interest under this Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent (50%) of the assignment consideration so paid or to be paid (whichever is the greater) at the time of the assignment by the assignee; or

                                       22.

                (ii) If Tenant assigns it interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant's assignee shall have entered into a written agreement with and for the benefit of landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's assignee jointly agree to pay to Landlord an amount equal to fifty percent (50%) of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid.

               (iii) If Tenant subleases the Leased Premises, that Tenant and Tenant's sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's sublessee jointly agree to pay to Landlord fifty percent (50%) of all excess rentals to be paid by such sublessee as and when such excess rentals are so paid.

     7.5 ASSIGNMENT CONSIDERATION AND EXCESS RENTALS DEFINED. For purposes of this Article, including any amendment to this Article by way of addendum or other writing, the term "assignment consideration" shall mean all consideration to be paid by the assignee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit as consideration for such assignment, without deduction for any commissions paid by Tenant or any other costs or expenses (including, without limitation, tenant improvements, capital improvements, building upgrades, permit fees, attorneys' fees, and other consultants' fees) incurred by Tenant in connection with such assignment, and the term "excess rentals" shall mean all consideration to be paid by the sublessee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit for the sublease of the Leased Premises in excess of the rent due to Landlord under the terms of this Lease for the same period, without deduction for any commissions paid by Tenant or any other costs or expenses (including, without limitation, tenant improvements, capital improvements, building upgrades, permit fees, attorneys' fees, and other consultants' fees) incurred by Tenant in connection with such sublease. Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of landlord and not the property of Tenant.

     7.6 PAYMENTS. All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant's assignee or sublessee makes each such payment to Landlord, Tenant or Tenant's assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

     7.7 GOOD FAITH. The rights granted to Tenant by this Article are granted in consideration of Tenant's express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant's personal property which may be conveyed or leased generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this covenant, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this

                                       23.

Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

     7.8 EFFECT OF LANDLORD'S CONSENT. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments of Tenant's interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such and assignment or subletting shall have been ordered by a court of competent jurisdiction over the objections of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.

                                  ARTICLE 8

              LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

     8.1 LIMITATION ON LANDLORD'S LIABILITY AND RELEASE. Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners, principals, members, officers, agents, employees, lenders, attorneys, and consultants from, any and all liability whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant., Tenant's agents, employees, contractors or invitees, any damage to Tenant's property, or any loss to Tenant's business, loss of Tenant's profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection or, the supply of services or utilities to, the damage in or destruction of the Leased Premises, the Building, the Property or the Outside Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, the Building or the Leased Premises;
(ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (iv) the failure to provide security and/or adequate lighting in or about the Property, the Building or the Leased Premises; (v) the existence of any design or construction defects within the Property, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Property, the Building or the Leased Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was promixately caused by Landlord's active negligence, willful misconduct, or Landlord's failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation. In this regard, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which reads as follows:

                                       24.

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this paragraph is a full and complete settlement and release and discharge of all claims and is intend to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.

     8.2 TENANT'S INDEMNIFICATION OF LANDLORD. Tenant shall defend with competent counsel reasonably satisfactory to Landlord any claims made or legal actions filed or threatened against Landlord with respect to the violation of any law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Leased Premises or resulting from Tenant's use or occupancy of the Leased Premises, the Building or the Outside Areas, or resulting from Tenant's activities in or about the Leased Premises, the Building, the Outside Areas or the Property, and Tenant shall indemnify and hold Landlord, Landlord's partners, principals, members, employees, agents and contractors harmless from any loss liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the active negligence or willful misconduct of Landlord. This indemnity agreement shall survive until the latter to occur of (i) the date of expiration, or sooner termination, of this Lease, or (ii) the date Tenant actually vacates the Leased Premises.

                                   ARTICLE 9

                                   INSURANCE

     9.1 TENANT'S INSURANCE. Tenant shall maintain insurance complying with all of the following:

          (a) Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

                 (i) Commercial general liability on claims made from insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant's use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, or resulting from Tenant's activities in or about the Leased Premises or the Property, with coverage in an amount equal to Tenant's Required Liability Coverage (as set forth in Article 1), which insurance shall contain a "broad form liability" endorsement insuring Tenant's performance of Tenant's obligations to indemnify Landlord as contained in this lease. Tenant shall provide tail coverage on the commercial general liability policy and provide proof of such coverage for the period of all statute of limitations with respect to any possible claims under such policy. This obligation shall survive the termination or expiration of the Lease Term. If Tenant does not provide such coverage upon

                                       25.

termination of the Lease or expiration of the Lease Term, Landlord may use the Security Deposit to provide such coverage.

                (ii) Fire and property damage insurance in so-called "fire and extended coverage" form insuring Tenant against loss from physical damage to Tenant's personal property, inventory, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;

               (iii)     Pressure vessel insurance, if applicable;

                (iv) Product liability insurance (including, without limitation, if food and/or beverages are distributed, sold and/or consumed within the Leased Premises, to the extent obtainable, coverage for liability arising out of the distribution, sale, use or consumption of food and/or beverages (including alcoholic beverages, if applicable) at the Leased Premises for not less than Tenant's Required Liability Coverage (as set forth in Article 1);

                 (v) Workers' compensation insurance and any other employee benefit insurance sufficient to comply wit hall laws; and

                (vi) With respect to making of alterations or the construction of improvements or the like undertaken by Tenant, contingent liability and builder's risk insurance, in an amount and with coverage reasonably satisfactory to Landlord.

          (b) Each polity of liability insurance required to be carried by Tenant pursuant to this paragraph or actually carried by Tenant with respect to the Leased Premises or the Property; (i) shall, except with respect to insurance required by subparagraph (a)(vi) above, name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to landlord with Best's ratings of at least A and XI;
(v) shall provide that such policy shall not be subject to cancellation, lapse, reduction in scope, amount of coverage or quality except after at least thirty (30) days prior written notice to Landlord, and (vi) shall contain a so-called "severability" or "cross liability" endorsement. Each policy of property insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty day prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, officers, employees, agents and contractors.

          (c) Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid) or a certificate of the insurer certifying in

                                       26.

form satisfactory to landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with prior to the expiration or cancellation of the policies being renewed or replaced. Landlord may, at any time and from time to time, inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article. If Landlord's Lender, insurance broker, and advisor or counsel reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord's Lender, insurance broker, advisor or counsel reasonably deems adequate.

     9.2  LANDLORD'S INSURANCE.  With respect to insurance maintained by
Landlord:

          (a) Landlord shall maintain, as the minimum coverage required of it by this lease, fire and property damage insurance in so-called "fire and extended coverage" form insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost hereof and against loss of rents for a period of not less than 12 months. Such fire and property damage insurance, at Landlord's election but without any requirements on landlord's behalf to do so, (i) may be written in so-called "all-risk" form, excluding only those perils commonly excluded from such coverage by Landlord's then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and /or (iv) may provide coverage for loss of rents for a period of up to twelve months. Landlord shall not be required to cause such insurance to cover any of Tenant's personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

          (b) Landlord shall maintain commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Three Million dollars ($3,000,000). Landlord may carry such greater coverage as Landlord or Landlord's Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.

          (c) Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent to carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.

     9.3 MUTUAL WAIVER OF SUBROGATION. Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners, principals, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of

                                       27.

the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss; PROVIDED, HOWEVER, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

                                   ARTICLE 10

                           DAMAGE TO LEASED PREMISES

     10.1 LANDLORD'S DUTY TO RESTORE. If the Leased Premises, the Building or the Outside Area are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph
10.3 or by Tenant pursuant to Paragraph 10.4. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Outside Area, as the case may be, to the extent then allowed by law to substantially the same condition in which it existed as of the Lease Commencement Date. Landlord's obligation to restore shall be limited to actual receipt of insurance proceeds and to the improvements constructed by Landlord. Landlord shall have no obligation to restore any improvements made by Tenant to the Leased Premises or any of Tenant's personal property, inventory or trade fixtures. Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of Tenant's personal property, inventory, trade fixtures and other improvements constructed by Tenant to like or similar conditions as existed at the time immediately prior to such damage or destruction, subject to delays resulting from disbursement of insurance proceeds by Tenant's insurer. So long as the damage is not the result of the act or omission of Tenant and Tenant has maintained in full force and effect all policies of insurance required to be maintained by Tenant pursuant to this Lease, Tenant shall not be required to expend funds to restore its personal property, inventory, trade fixtures and other non-permanent improvements constructed by Tenant to the extent the cost of restoration exceeds the insurance proceeds paid to Tenant (plus any deductible or self-insured retention by Tenant).

    10.2 INSURANCE PROCEEDS. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord's property shall be paid to and become the property of landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon termination of this lease shall be paid and remain the property of Tenant. The determination of Landlord's property and Tenant's property shall be made pursuant to Paragraph 6.2.

                                       28.

    10.3 LANDLORD'S RIGHT TO TERMINATE. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty (30) days after the date of such damage or destruction:

          (a) The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an "insured peril") to such any extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance required to be carried by Landlord, or (ii) fifty percent (50%) of the then actual replacement cost thereof;

          (b) The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of
Article 9 of this Lease.

          (c) The Building is damaged by any peril and, because of the laws then in force, the Building (i) cannot be restored at reasonable cost or (ii) if restored, cannot be used for the same use being made thereof before such damage.

     10.4 TENANT'S RIGHT TO TERMINATE. If the Leased Premises, the Building or the Outside Area are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of landlord may be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within thirty (30) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

          (a) If the time estimated to substantially complete the restoration exceeds six months from and after the date the architect's or construction consultant's written opinion is delivered; or

          (b) If the damage occurred within twelve months of the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds one hundred eight days from and after the date such restoration is commenced.

    10.5 TENANT'S WAIVER. Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned "Tenant's Right To Terminate", are intended to supersede and replace the provisions contained in California Civil Code,
Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.

    10.6 ABATEMENT OF RENT. In the event of damage to the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period of restoration in proportion in the degree to which Tenant's use of the Leased Premises is impaired by such damage.

                                       29.

                                   ARTICLE 11

                                  CONDEMNATION

     11.1 TENANT'S RIGHT TO TERMINATE. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this lease if, as a result of any taking, (i) all of the Leased Premises is taken, or (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business. Tenant must exercise such option within a reasonable period to time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.

     11.2 LANDLORD'S RIGHT TO TERMINATE. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business, or (iii) because of the laws then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph
11.3 below. Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

     11.3 RESTORATION. If any part of the Leased Premises or the Building is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by laws then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant's continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.

     11.4 TEMPORARY TAKING If a portion of the Leased Premises is temporarily taken for a period of one year or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect. If any portion of the Leased Premises is temporarily taken for a period which exceeds one year of which extends beyond the Lease Expiration Date, then the rights of landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.

     11.5 DIVISION OF CONDEMNATION AWARD. Any award made for any taking of the Property, the Building, or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its rights, title and interest in any such award; PROVIDED, HOWEVER, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant's business or its moving costs, or (iii) for the value of any leasehold improvements installed and paid for by Tenant. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either

                                       30.

party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

     11.6 ABATEMENT OF RENT. In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.

     11.7 TAKING DEFINED. The term "taking" or "taken" as used in this
Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

                                   ARTICLE 12

                              DEFAULT AND REMEDIES

     12.1 EVENTS OF TENANT'S DEFAULT. Tenant shall be in default of its obligations under this Lease if any of the following events occur:

          (a) Tenant shall have failed to pay Base Monthly Rent or any Additional Rent when due, provided that Tenant shall not be deemed in default with respect to the first such failure only until Landlord has provided Tenant with written notice thereof and Tenant has failed to make the required payment within five (5) days of delivery of such written notice; or

          (b) Tenant shall have failed to perform any term, covenant or condition of this Lease (except those requiring the payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) or shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Building or the Outside Areas which is prohibited by the terms of this Lease and then shall have failed to cure the matter within thirty (30) days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same; or

          (c) Tenant shall have sublet the Leased Premises or assigned encumbered its interest in this lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of law/ or

          (d) Tenant shall have abandoned the Leased Premises; or

          (e) Tenant or any Guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenants (or such Guarantor) or any property to asset essential to the conduct of Tenant's (or such Guarantor's) business, and

                                       31.

Tenant (or such Guarantor) shall have failed to obtain a return or release of the same within ninety (90) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

          (f) Tenant or any Guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

          (g) Tenant or any Guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; PROVIDED, HOWEVER, if any decree or order was entered without Tenant's consent or over Tenant's objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within ninety (90) days after its original entry; or

          (h) Tenant shall have failed to renew the Letter of Credit within thirty (30) days prior to its expiration date, or the financial institution which has issued the Letter of Credit shall have failed to honor the Letter of Credit or shall have withdrawn or terminated the Letter of Credit; or

          (i) Tenant or any Guarantor of this Lease shall have availed itself of the protection of any debtor's relief law, moratorium law or other similar law which does not required the prior entry of a decree or order.

     12.2 LANDLORD'S REMEDIES. In the event of any default by Tenant, and without limiting Landlord's right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

          (a) Landlord may, at Landlord's election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by law form the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

          (b) Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then thereafter accruing. In no event shall any

                                       32.

one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this
Lease:

               (i) Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;

               (ii) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

               (iii) Any action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.

          (c) In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code
Section 1951.4 ("lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it become sue, if lessee has right to sublet or assign, subject only to reasonable limitations"), as in effect on the Effective Date of this Lease.

          (d) In the event Landlord terminates this lease, Landlord shall be entitled, at Landlord's election, to the rights and remedies provide in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by law shall be used where permitted. Such damages shall include, without limitation:

               (i) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; and

               (ii) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following:
(i) expenses for cleaning, repairing or restoring the Leased Premises, (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how same is funded, including reduction of rent, a direct payment or allowance to anew tenant, or otherwise), (iii) broker's fees allocable to the remainder of the term of this Lease, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions, (v) expenses incurred in

                                       33.

removing, disposing of and/or storing any of Tenant's personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorneys' fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and releasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant's default.

     12.3 LANDLORD'S DEFAULT AND TENANT'S REMEDIES. In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; PROVIDED, THAT, if longer than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period. In the event of Landlord's default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

     12.4 LIMITATION OF TENANT'S RECOURSE. Tenant's recourse shall be limited to Landlord's interest in the Property. In addition, if Landlord is a corporation, trust, parntership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have no recourse to the assets of such offices, directors, trustees, partners, joint venturers, members, owners, stockholders or principals. Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:

          (a) No partner or member of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership and then only for that sole purpose);

          (b) No service of process shall be made against any partner or member of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

          (c) No writ of execution will ever be levied against the assets of any partner or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Leased Premises or any actual or alleged failure, default or reach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

                                       34.

     12.5 TENANT'S WAIVER. Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

                                   ARTICLE 13

                               GENERAL PROVISIONS

     13.1 TAXES ON TENANT'S PROPERTY. Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant's estate in this Lease, Tenant's ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas, improvements made by Landlord for Tenant's use within the Leased Premises or the Outside Areas, Tenant's use (or estimated use) of public facilities or services or Tenant's consumption (or estimated consumption) or public utilities, energy, water or other resources (collectively, "Tenant's Interest"). Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord's property, the Building or the Property, or if the assessed value of the Building or the Property is increased by the inclusion therein of a value placed upon Tenant's interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant's behalf and to invoice Tenant for the same. Tenant shall, within the earlier to occur of (a) thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied, or (b) the due date of such invoice, pay to the Landlord, as Additional Rent, the amount set forth in such invoice. Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.

     13.2 HOLDING OVER. this Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over.

     13.3 SUBORDINATION TO MORTGAGES. This Lease is subject to and subordinate to all ground leases, mortgages and deeds of trust which affect the Building or the Property and which

                                       35.

are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or lender deems necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord's ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten days after Landlord's written request therefor, to exclude, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees to recognize Tenant's rights under this lease and agrees not to disturb Tenant's quite possession of the Leased Premises so long as Tenant is not in default under this lease. If Landlord assigns the Lease as security for a loan, Tenant agrees to execute such documents as are reasonably requested by the lender and to provide reasonable provisions in the Lease protecting such lender's security interest which are customarily required by institutional lenders making loans secured by a deed of trust.

     13.4 TENANT'S ATTORNMENT UPON FORECLOSURE. Tenant shall, upon request, attorn (i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Building or the Property, (ii) to any guarantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under any underlying ground lease of the land underlying the Building or the Property, should ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant's rights under this Lease.

                                       36.

13.5 MORTGAGEE PROTECTION. In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.

13.6 ESTOPPEL CERTIFICATE. Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of the Building or the Property. Tenant's failure to execute and deliver such estoppel certificate within ten days after Landlord's request therefor shall be a material default by Tenant under this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, including the right to terminate this Lease and sue for damages proximately caused thereby, it being agreed and understood by Tenant that Tenant's failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant or Tenant. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest in them.

13.7 TENANT'S FINANCIAL INFORMATION. Tenant shall, within ten (10) business days after Landlord's request therefor, deliver to Landlord a copy of Tenant's (and any guarantor's) current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles or such other accounting methodology recommended by Tenant's accounting firm and generally accepted) and any such other information reasonably requested by Landlord regarding Tenant's financial condition. If Tenant is a public corporation, however Landlord shall not disclose any non-public financial information. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Property, or any portion thereof or interest therein. Any such financial statement or other information which is marked "confidential" or "company secrets" (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this paragraph, unless the same becomes a part of the public domain without the fault of Landlord.

13.8 TRANSFER BY LANDLORD. Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity in the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, or all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer and (ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer of its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder, Tenant shall attorn to any such transferee. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Building or the Property.

13.9 FORCE MAJEURE. The obligations of each of the parties under this Lease (other than the obligations to pay money) shall be temporarily excused if such party is prevented or delayed in performing such obligations by reason of any strikes, lockouts or labor disputes; government restrictions, regulations, controls, action or inaction; civil commotion; or extraordinary weather, fire or other acts of God (collectively, "FORCE MAJEURE").

13.10 NOTICES. Any notice required or desired to be given by a party regarding this Lease shall be in writing and shall be personally served, or in lieu of personal service may be given by reputable overnight courier service, postage prepaid, addressed to the other party as follows:


                                       23.

     If to Landlord:     1245 TERRA BELLA PARTNERS, LLC
                         c/o Menlo Equities
                         2180 Sand Hill Road
                         Suite 100
                         Menlo Park, California 94025
                         Attention: Henry Bullock/Richard Holmstrom

     with a copy to:     GRAY CARY WARE & FREIDENRICH
                         400 Hamilton Avenue
                         Palo Alto, California 94301
                         Attention: Jeffrey A. Trant

     If to Tenant:       INTRABIOTICS PHARMACEUTICALS, INC.
                         1245 Terra Bella Avenue
                         Mountain View, California 94043
                         Attention: Ken Kelly, President

     with a copy to:     COOLEY GODWARD CASTRO HUDDLESON & TATUM
                         Five Palo Alto Square
                         3000 El Camino Real
                         Palo Alto, California 94306
                         Attention: Tony Wise

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery.

13.11 ATTORNEYS' FEES. In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease, to recover rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or quotes hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys' fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party.

13.12 DEFINITIONS. Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

     (a) REAL PROPERTY TAXES. The term "Real Property Tax" or "Real Property Taxes" shall each mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all instruments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Property or any portion thereof, or Landlord's interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Property and located thereon, or Landlord's business of owning, leasing or managing the Property or the gross receipts, income or rentals from the Property, (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Property, the amount of public services or public utilities used or consumed (E.G. water, gas, electricity, sewage or waste water disposal) at the Property, the number of person employed by tenants of the Property, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Property, or the type of use or uses conducted within the Property, and all costs and fees (including attorneys' fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If, at any time during the Lease Term, the taxation or assessment of the Property prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any the Real Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Property or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, or on Landlord's business of owning, leasing or managing the Property or (iii) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is partly based upon property or rents unrelated to the Property, then only that part of such Real Property Tax that is fairly allocable to the Property shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes." Notwithstanding the foregoing, the terms "Real Property Tax" or "Real Property Taxes" shall not include estate, inheritance, transfer, gifts or franchise taxes of Landlord or the federal or state income tax imposed on Landlord's income from all sources.

                                      24.

     (b) LANDLORD'S INSURANCE COSTS. The term "Landlord's Insurance Costs" shall mean the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss; provided, however, that in the event of an earthquake casualty the deductible for any repairs or restoration of the Leased Premises or the Building shall be deemed a capital item and shall be amortized over the useful life of such repair or restoration, and Tenant shall be responsible for the amortized share thereof that corresponds to the remaining Lease Term (and any extensions thereof).

     (c) PROPERTY MAINTENANCE COSTS. The term "Property Maintenance Costs" shall mean all costs and expenses (except Landlord's insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Property and all parts thereof, including without limitation, (i) market rate professional management fees (not to exceed two percent (2% of gross Rent), (ii) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as set forth in
Article 6, which are so amortized during the Lease Term, and (iii) such other costs as may be paid or incurred with respect to operating, maintaining, and preserving the Property, such as repairing and resurfacing the exterior surfaces of the Building (including roofs), repairing and resurfacing paved areas, repairing and replacing structural parts of the Building, and repairing and replacing, when necessary, electrical, plumbing, heating, ventilating and air conditioning systems serving the Building; PROVIDED, HOWEVER, that with respect to items referred to in clause (iii) above that are treated as capital items under generally accepted accounting principles, the cost of such capital items (together with interest thereon at the rate Landlord is or would be required to pay in order to borrow funds to finance the replacement of any such capital item) shall be amortized over their useful life in accordance with generally accepted accounting principals, and Tenant shall be responsible only for such amortized portion thereof that corresponds to the remaining Lease Term (including any extensions thereof).

     (d) PROPERTY OPERATING EXPENSES. The term "Property Operating Expenses" shall mean and include all Real Property Taxes, plus all Landlord's Insurance Costs, plus all Property Maintenance Costs.

     (e) LAW. The term "Law" shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Property, or any of them, in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

     (f) LENDER. The term "Lender" shall mean the holder of any promissory note or other evidence or indebtedness secured by the Property or any portion thereof.

     (g) PRIVATE RESTRICTIONS. The term "Private Restrictions" shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Property, the Building, the Leased Premises, or the Outside Areas.

     (h) RENT. The term "Rent" shall mean collectively Base Monthly Rent and all Additional Rent.

13.13 GENERAL WAIVERS. One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver or any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.14 MISCELLANEOUS. Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term "party" shall mean Landlord or Tenant

                                       25.

as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms "must," "shall," "will," and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right or reimbursement from the other party unless specific provision is made therefor. Where Landlord's consent is required hereunder, the consent of any Lender may also be required. Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing such act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.

                                   ARTICLE 14.
                CORPORATE AUTHORITY, BROKERS AND ENTIRE AGREEMENT

14.1 CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of such corporation represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, and that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms. Tenant shall, within thirty days after execution of this Lease, deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease and if Tenant fails to do so, Landlord at its sole election may elect to terminate this Lease.

14.2 BROKERAGE COMMISSIONS. Landlord and Tenant acknowledge that Landlord has engaged Landlord's Broker (as defined in Article 1 hereof) and that Tenant has engaged Tenant's Brokers (as defined in Article 1 hereof) in connection with the transactions contemplated by this Lease, that Landlord shall pay all leasing commissions owing to Landlord's Broker, and that Landlord's Broker shall share such commissions with Tenant's Broker pursuant to a separate agreement between Landlord's Broker and Tenant's Brokers. Subject to the immediately preceding sentence, Tenant represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen (collectively "Brokers"), other than the Tenant's Brokers with respect to the lease by Tenant of the Leased Premises pursuant to this Lease, and that Tenant will assume all obligations and responsibility with respect to the payment of any such Brokers (other than Tenant's Brokers and Landlord's Broker), and that Tenant will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any other Brokers to be earned or due and payable by reason of Tenant's agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder's fee by reason of its leasing and the Leased Premises pursuant to this Lease.

14.3  ENTIRE AGREEMENT.  This Lease and the Exhibits (as described in
Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

14.4 LANDLORD'S REPRESENTATIONS. Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, the Building or the Leased Premises, upon which Tenant relied in entering into the Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the leased Premises may be used for Tenant's intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant's business, or (iii) the exact square footage of the Leased Premises, and that Tenant relies solely upon its own investigations with respect to such matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord's agent(s), if any, not contained in this Lease or in any Exhibit attached hereto.


                                   ARTICLE 15.
                                TELEPHONE SERVICE

      Notwithstanding any other provision of this Lease to the contrary.

      (a)    So long as the entirety of the Leased Premises is leased to Tenant:



                                      26.

           (i) Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Leased Premises or for providing telephone service or connections from the utility to the Leased Premises; and

          (ii) Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant's telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the grossly negligent or willful act or omission by Landlord, its agents or employees. Tenant accepts the telephone equipment (including, without limitation, the INC, as defined below) in its "AS-IS" condition, and Tenant shall be solely responsible for contracting with a reliable third party vendor to assume responsibility for the maintenance and repair thereof (which contract shall contain provisions requiring such vendor to inspect the INC periodically (the frequency of such inspections to be determined by such vendor based on its experience and professional judgment), and requiring such vendor to meet local and federal requirements for telecommunications material and workmanship). Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telephone services to the Leased Premises. Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone service to the Leased Premises for any reason. Tenant agrees to obtain loss of rental insurance adequate to cover any damage, loss or expense occasioned by the interruption of telephone service.

     (b) At such time as the entirety of the Leased Premise is no longer leased to Tenant, Landlord shall in its sole discretion have the right, by written notice to Tenant, to elect to assume limited responsibility for INC, as provided below, and upon such assumption of responsibility by Landlord, this subparagraph (b) shall apply prospectively.

            (i) Landlord shall provide Tenant access to such quantity of pairs in the Building intra-building network cable ("INC") as is determined to be available by Landlord in its reasonable discretion. Tenant's access to the INC shall be solely by arrangements made by Tenant, as Tenant may elect, directly with Pacific Bell or Landlord (or such vendor as Landlord may designate), and Tenant shall pay all reasonable charges as may be imposed in connection therewith. Pacific Bell's charges shall be deemed to be reasonable. Subject to the foregoing, Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Leased Premises or for providing telephone service or connections from the utility to the Leased Premises, except as required by law.

           (ii) Tenant shall not alter, modify, add to or disturb any telephone wiring in the Leased Premises or elsewhere in the Building without the Landlord's prior written consent. Tenant shall be liable to Landlord for any damage to the telephone wiring in the Building due to the act, negligent or otherwise, of Tenant or any employee, contractor or other agent of Tenant. Tenant shall have no access to the telephone closets within the Building, except in the manner and under procedures established by Landlord. Tenant shall promptly notify Landlord of any actual or suspected failure of telephone service to the Leased Premises.

          (iii) All costs incurred by Landlord for the installation, maintenance, repair and replacement of telephone wiring in the Building shall be a Property Maintenance Cost.

           (iv) Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant's telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the grossly negligent or willful act or omission by Landlord, its agents or employees. Tenant acknowledges that Landlord meets its duty of care to Tenant with respect to the Building INC by contracting with a reliable third party vendor to assume responsibility for the maintenance and repair thereof (which contract shall contain provisions requiring such vendor to inspect the INC periodically (the frequency of such inspections to be determined by such vendor based on its experience and professional judgment), and requiring such vendor to meet local and federal requirements for telecommunications material and workmanship). Subject to the foregoing, Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telephone services to the Leased Premises. Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone service to the Leased Premises for any reason. Tenant agrees to obtain loss of rental insurance adequate to cover any damage, loss or expense occasioned by the interruption of telephone service.

                                       27.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

                                     LANDLORD:

                                     1245 TERRA BELLA PARTNERS, LLC. a
                                     a California limited liability company

                                     By:   Menlo Equities LLC, a
                                           California limited liability company,
                                           its Managing Member

Dated:     4/30/97                   By: /s/   [ILLEGIBLE]                Member
      ----------------                  ---------------------------------

                                     TENANT:

                                     INTRABIOTICS PHARMACEUTICALS, INC.,
                                     a Delaware corporation


Dated: April 30, 1999                By: /s/ Kenneth J. Kelley
      ----------------                  ----------------------------------------

                                     Title: President and CEO
                                           -------------------------------------

Dated:                               By:
                                        ----------------------------------------

                                     Title:
                                           -------------------------------------

ARTICLE 6.
ALTERATIONS AND IMPROVEMENTS


6.2 OWNERSHIP OF IMPROVEMENTS

SCHEDULE 6.2: Items belonging to tenant not deemed real property including but not limited to.

      -   water deionization/purification system and distribution
      -   house vacuum system and distribution
      -   house compressed dry air system and distribution
      -   telecommunications systems
      -   computer network system
      -   waste neutralization system
      -   trash compactor system
      -   satellite signal receivers
      -   compressed gas distribution system
      -   audio-visual equipment
      -   electronic security and monitoring systems
      -   back-up and emergency electrical power equipment


Initials:  /s/  K.K.
         ------------------------------------
          INTRABIOTICS PHARMACEUTICALS, INC.

Initials:  /s/ Kenneth Kelley
         ------------------------------------
          1245 TERRA BELLA PARTNERS, LLC